Exhibit 99.1

Questcor Reports Second Quarter Financial Results

-Net Sales and EPS More Than Double from Year Ago Quarter-

-Sales Force Expansions Nearly Complete—Rheumatology Pilot Underway-

-Conference Call and Webcast Today at 4:30 p.m. ET, 1:30 p.m. PT-

ANAHEIM, Calif., July 24, 2012 — Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR) today reported financial results for the second quarter and six months ended June 30, 2012.

	Three Months Ended 6/30/12	Three Months Ended 6/30/11	Percentage Change
Net Sales	$112.5 Million	$46.0 Million	145%
GAAP Net Income	$41.5 Million	$13.9 Million	199%
GAAP EPS	$0.65	$0.21	210%
Non-GAAP EPS	$0.69	$0.23	200%

	Six Months Ended 6/30/12	Six Months Ended 6/30/11	Percentage Change
Net Sales	$208.4 Million	$82.8 Million	152%
GAAP Net Income	$80.0 Million	$25.1 Million	219%
GAAP EPS	$1.23	$0.38	224%
Non-GAAP EPS	$1.29	$0.43	200%

Net sales for the second quarter were $112.5 million, reflecting expanded physician usage of H.P. Acthar® Gel (repository corticotropin injection) in the treatment of serious, difficult-to-treat autoimmune and inflammatory disorders, most notably idiopathic nephrotic syndrome and MS exacerbations. Net sales in the second quarter 2011 were $46.0 million.

GAAP net income for the second quarter was $41.5 million or $0.65 per diluted common share, compared to $13.9 million, or $0.21 per diluted common share for last year’s comparable quarter. Non-GAAP net income for the quarter ended June 30, 2012 was $44.2 million or $0.69 per diluted common share. Non-GAAP net income excludes non-cash share-based compensation expense and depreciation and amortization expense. Non-GAAP net income for the year ago quarter was $15.2 million, or $0.23 per diluted common share.

The Company used $156.1 million in cash to repurchase 3,730,069 shares of its common stock in open market transactions, at an average price of $41.85 per share, during the second quarter. Shares outstanding were 59.7 million at June 30, 2012 and 62.3 million at June 30, 2011.

Questcor shipped 4,710 vials of Acthar during the second quarter 2012, up 94% compared to 2,430 vials in the year ago quarter. Quarterly vial shipments are subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. Channel inventory at the end of the second quarter appears to be in the normal range. At the end of the first quarter 2012, channel inventory was higher than normal. Questcor believes that investors should consider the Company’s results over several quarters when analyzing its performance.

“In the second quarter, we surpassed $100 million in quarterly net sales for the first time in our history,” said Don M. Bailey, President and CEO of Questcor. “Our strong financial results were driven by increasing usage of Acthar among nephrologists and neurologists. With the expansion of our Nephrology Sales Force now complete, the expansion of our Neurology Sales Force nearing completion, and the initial detailing effort of a small sales force in Rheumatology just getting started, we are optimistic about the potential for Acthar to help an increasing number of patients with serious, difficult-to-treat autoimmune and inflammatory disorders. We also continue to support our free drug program and have provided free drug with a commercial value of over $183 million to patients and hospitals through these programs since September 2007.”

“We completed the expansion of our Nephrology Sales Force to 58 from 28 representatives during the second quarter, with all of the new representatives trained and in the field by early June,” noted Steve Cartt, Chief Operating Officer. “At the same time, we expect the expansion of our Neurology Sales Force to 107 from 77 representatives to be complete in August. In addition, our Rheumatology pilot effort is off to an encouraging start focusing on dermatomyositis (polymyositis). We expect to see the benefit from these three sales forces during the remainder of this year and into 2013.”

Year-to-Date Financial Results

Net sales for the first six months of 2012 were $208.4 million, compared to $82.8 million in the first six months of 2011. GAAP Net income for the first six months of 2012 was $80.0 million, or $1.23 per diluted common share, and compared with $25.1 million, or $0.38 per diluted common share, for the comparable period of 2011. Non-GAAP net income for the six months ended June 30, 2012 was $84.5 million or $1.29 per diluted common share excluding non-cash share-based compensation expense and depreciation and amortization expense. Non-GAAP net income for the comparable period of 2011 was $28.0 million, or $0.43 per diluted common share.

Shipped Acthar Vial and Prescription Trend Information

Because Acthar prescriptions are filled at specialty pharmacies, the Company does not receive complete information regarding either the number of prescriptions or the number of vials by therapeutic area for all of the patients being treated with Acthar. However,

Questcor monitors trends in payer mix and areas of therapeutic use for new Acthar prescriptions based on data from its reimbursement support center. Questcor estimates that over 90% of new Acthar prescriptions are processed by this support center, but believes that very few refill prescriptions are processed there.

In an effort to help investors better understand historical trends in Acthar prescriptions within each of its current three key therapeutic areas, Questcor is providing quarterly prescription information for the time period January 1, 2010 through June 30, 2012. Prescriptions processed by the Company’s reimbursement center are segmented into one of two groups — “Paid” and “Fully Rebated.”

“Paid” prescriptions (Rxs) include all prescriptions in the following payer categories:

•	Commercial

•	Tricare—Questcor has a per vial rebate obligation of approximately $7,341 in 2012 and approximately 25% of the price of Acthar for 2010 and 2011.

•	Medicaid Managed Care—For Q1 2010 through March 22, 2010 (see Note 1 below the tables).

“Fully Rebated” prescriptions (Rxs) include:

•	Those reimbursed by fee-for-service Medicaid insurance and other state programs eligible for full rebates as Medicaid Waivers Programs.

•	Medicaid Managed Care—For all time periods beginning March 23, 2010 (see Note 1 below the tables).

The following tables show, for each of the three key Acthar therapeutic uses, the number of new prescriptions shipped grouped into “Paid” and “Fully Rebated”:

Nephrotic Syndrome (and related conditions) New Rxs

	Paid	Fully Rebated	Total
2010
Q1-10	11	0	11
Q2-10	4	1	5
Q3-10	8	0	8
Q4-10	7	0	7
Total 2010	30	1	31
2011
Q1-11	18	1	19
Q2-11	45	4	49
Q3-11	60	2	62
Q4-11	146	19	165
Total 2011	269	26	295
2012
Q1-12	238	14	252
Q2-12	314	24	338

Multiple Sclerosis (and related conditions) New Rxs

	Paid	Year-Over-Year Growth in Paid Rx	Fully Rebated	Total
2010
Q1-10	231	196%	12	243
Q2-10	304	145%	24	328
Q3-10	323	129%	19	342
Q4-10	354	66%	24	378
Total 2010	1,212	118%	79	1,291
2011
Q1-11	508	120%	49	557
Q2-11	751	147%	58	809
Q3-11	886	174%	46	932
Q4-11	945	167%	44	989
Total 2011	3,090	155%	197	3,287
2012
Q1-12	1,000	97%	51	1,051
Q2-12	1,110	48%	41	1,151

Infantile Spasms (and related conditions) New Rxs*

	Paid	Fully Rebated	Total
2010
Q1-10	89	48	137
Q2-10	95	66	161
Q3-10	92	78	170
Q4-10	91	68	159
Total 2010	367	260	627
2011
Q1-11	89	71	160
Q2-11	106	79	185
Q3-11	112	69	181
Q4-11	120	51	171
Total 2011	427	270	697
2012
Q1-12	112	71	183
Q2-12	96	73	169

*	Questcor commenced commercial efforts in IS in the fourth quarter of 2010.

Notes:

(1) Because the March 2010 health care legislation made Medicaid Managed Care Organization (MCO) prescriptions rebate eligible effective March 23, 2010, a rebate liability for the MCO prescriptions estimated to be filled on or after March 23, 2010 has been accrued. The Company does not have the ability to accurately identify every Medicaid Managed Care prescription so it is possible that some prescriptions identified as “Paid” in the tables may subsequently be reclassified as “Fully Rebated.”

(2) “Related Conditions” includes diagnoses that are either alternate descriptions of the medical condition or are closely related to the medical condition which is the focus of the table. For example, a prescription for “demyelinating disease of the central nervous system” would be included as an MS-related condition for purpose of this table. About 5% of the prescriptions in the tables are for related conditions.

(3) A prescription may or may not represent a new patient or a new therapy for the patient receiving the prescription. Questcor uses business rules to determine whether a prescription should be included in this table. From time to time the Company may modify these rules which could cause some changes to the historic numbers in the tables above.

(4) Historical trend information is not necessarily indicative of future results. Additionally, paid prescriptions should not be viewed as predictive of Questcor’s net sales due to a variety of factors, including changes in the number of vials used in connection with each prescription.

Acthar Label Information

The product label for Acthar includes 19 FDA-approved indications. Substantially all of the Company’s net sales currently result from Acthar prescriptions for the on-label indications of:

•	Nephrotic Syndrome (NS): “to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” NS can result from several underlying conditions, and prescribing physicians indicate that Acthar is most commonly being prescribed for patients who suffer from NS due to idiopathic membranous nephropathy, focal segmental glomerulosclerosis (FSGS), IgA nephropathy, minimal change disease and lupus nephritis.

•

Multiple Sclerosis (MS): “for the treatment of acute exacerbations of multiple sclerosis in adults. Clinical controlled trials have shown H.P. Acthar Gel to be effective in speeding the resolution of acute exacerbations of multiple sclerosis. However, there is no evidence that it affects the ultimate outcome or natural history of the disease.” When Acthar is used, it is typically prescribed as second line treatment for patients with MS exacerbations.

•	Infantile Spasms (IS): “as monotherapy for the treatment of infantile spasms in infants and children under 2 years of age.”

Acthar is also approved for the following rheumatology-related conditions:

•	Collagen Diseases: “during an exacerbation or as maintenance therapy in selected cases of: systemic lupus erythematosus, systemic dermatomyositis (polymyositis).”

•

Rheumatic Disorders: “as adjunctive therapy for short-term administration (to tide the patient over an acute episode or exacerbation) in: Psoriatic arthritis, Rheumatoid arthritis, including juvenile rheumatoid arthritis (selected cases may require low-dose maintenance therapy), Ankylosing spondylitis.”

Share Repurchase Program

The Company used $156.1 million in cash to repurchase 3,730,069 shares of its common stock in open market transactions, at an average price of $41.85 per share, during the second quarter. As of June 30, 2012, Questcor had 59.7 million shares of common stock outstanding, with 4.7 million shares remaining under its current common stock repurchase program.

As of July 20, 2012, Questcor’s cash, cash equivalents and short-term investments totaled $129.0 million, and its accounts receivable totaled $53.8 million.

Sales Reserves

Questcor’s sales reserves during the quarter ended June 30, 2012, including the Company’s reserves for Medicaid rebates, represented 14.6% of gross sales of $131.7 million, or $19.2 million of sales reserves. During the year ago quarter, Questcor’s sales reserves, including the Company’s reserves for Medicaid rebates, represented 23.5% of gross sales of $60.1 million. The decrease in the reserve percentage from the year ago was primarily due to an increase in the percentage of total Acthar prescriptions written to treat adults suffering from MS and NS relative to the percentage used to treat infants suffering from IS, as there is a very high percentage of infants enrolled in Medicaid.

Non-GAAP Financial Measures

The Company believes it is important to share non-GAAP financial metrics with shareholders as these metrics may better represent the ongoing economics of the business and reflect how we manage the business. Accordingly, management believes investors’ understanding of the Company’s financial performance is enhanced as a result of the disclosure of these non-GAAP financial metrics. Non-GAAP net income should not be viewed in isolation, or as a substitute for, or as superior to, reported GAAP net income. The reconciliation between GAAP and Non-GAAP net income is provided with the financial tables included with this release.

Conference Call and Webcast

The Company will host a conference call and slide presentation via webcast today, July 24, 2012, at 4:30 p.m. ET/ 1:30 p.m. PT. The call can be accessed three ways:

•	By webcast: At Questcor’s investor relations website: http://ir.questcor.com/.

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 877-941-9205. For participants outside the U.S., the dial-in number is 480-629-9819.

•

By audio replay: A replay of the conference call will be available for seven business days following conclusion of the live call. The dial-in number for U.S. participants is 800-406-7325. For participants outside the U.S., the replay dial-in number is 303-590-3030. The replay access code for all callers is 4550797#.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders. Questcor’s primary product is H.P. Acthar® Gel (repository corticotropin injection), an injectable drug that is approved by the FDA for the treatment of 19 indications. Of these 19 indications, Questcor currently generates substantially all of its net sales from three indications: the treatment of proteinuria in idiopathic types of nephrotic syndrome, the treatment of acute exacerbations of multiple sclerosis in adults, and the treatment of infantile spasms in children under two years of age. With respect to nephrotic syndrome, the FDA has approved Acthar to “induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” Questcor has launched a pilot effort in rheumatology, as Acthar is approved for several rheumatology-related conditions including Dermatomyositis, Polymyositis, Lupus and Rheumatoid Arthritis. Questcor is also exploring the possibility of developing markets for other on-label indications and the possibility of pursuing FDA approval of additional indications not currently on the Acthar label where there is high unmet medical need. For more information about Questcor, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “growth,” “may,” “plans,” “potential,” “should,” “substantial” or “will” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•	Our reliance on Acthar for substantially all of our net sales and profits;

•	Reductions in vials used per prescription resulting from changes in treatment regimens by physicians or patient compliance with physician recommendations;

•	The complex nature of our manufacturing process and the potential for supply disruptions or other business disruptions;

•	The lack of patent protection for Acthar; and the possible FDA approval and market introduction of competitive products;

•	Our ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with NS, and our ability to develop other therapeutic uses for Acthar;

•

Research and development risks, including risks associated with Questcor’s work in the area of NS and potential work in the area of Rheumatology, and our reliance on third-parties to conduct research and development and the ability of research and development to generate successful results;

•	Our ability to comply with federal and state regulations, including regulations relating to pharmaceutical sales and marketing practices;

•	Regulatory changes or other policy actions by governmental authorities and other third parties in connection with U.S. health care reform or efforts to reduce federal and state government deficits;

•	Our ability to receive high reimbursement levels from third party payers;

•	An increase in the proportion of our Acthar unit sales comprised of Medicaid-eligible patients and government entities;

•

Our ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients and the impact that unforeseen invoicing of historical Medicaid prescriptions may have upon our results;

•	Our ability to effectively manage our growth, including the expansion of our sales forces, and our reliance on key personnel;

•	The impact to our business caused by economic conditions;

•	Our ability to protect our proprietary rights;

•	The risk of product liability lawsuits;

•	Unforeseen business interruptions and security breaches;

•	Volatility in Questcor’s monthly and quarterly Acthar shipments, estimated channel inventory, and end-user demand, as well as volatility in our stock price; and

•

Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, or SEC, on February 22, 2012, and other documents filed with the SEC.

The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date of this release.

For more information, please visit www.questcor.com or www.acthar.com.

CONTACT INFORMATION:

EVC Group
Investors	Media
Gregory Gin/Bob Jones/	Janine McCargo
646-445-4801/646-445-5447	646-688-0425
Doug Sherk	415-568-4887

QUESTCOR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue
Net sales	$112,452	$45,980	$208,421	$82,813
Cost of sales (exclusive of amortization of purchased technology)	6,379	2,856	11,900	4,728

Gross profit	106,073	43,124	196,521	78,085
Operating expenses:
Selling and marketing	27,609	14,746	49,324	25,998
General and administrative	8,647	3,791	14,089	7,663
Research and development	8,485	3,891	14,150	6,872
Depreciation and amortization	321	273	612	471
Impairment of goodwill	—	—	—	299

Total operating expenses	45,062	22,701	78,175	41,303

Income from operations	61,011	20,423	118,346	36,782
Interest and other income, net	218	120	434	384

Income before income taxes	61,229	20,543	118,780	37,166
Income tax expense	19,724	6,669	38,732	12,068

Net income	$41,505	$13,874	$80,048	$25,098
Change in unrealized gains or losses on available-for-sale securities, net of related tax effects of ($5) for both the three months ended June 30, 2012 and 2011, respectively, and $25 and $1 for the six months ended June 30, 2012 and 2011, respectively.	(9)	(10)	52	1

Comprehensive income	$41,496	$13,864	$80,100	$25,099

Net income per share:
Basic	$0.68	$0.22	$1.28	$0.40

Diluted	$0.65	$0.21	$1.23	$0.38

Shares used in computing net income per share:
Basic	61,112	62,034	62,308	62,126

Diluted	64,113	65,464	65,305	65,483

Reconciliation of Non-GAAP Adjusted Financial Disclosure
Adjusted net income	$44,244	$15,217	$84,514	$27,999
Share-based compensation expense (1)	(2,521)	(1,159)	(4,054)	(2,381)
Depreciation and amortization expense (2)	(218)	(184)	(412)	(318)
Impairment of goodwill (3)	—	—	—	(202)

Net income – GAAP	$41,505	$13,874	$80,048	$25,098

Adjusted net income per share – basic	$0.72	$0.25	$1.36	$0.45
Share-based compensation expense (1)	(0.04)	(0.02)	(0.07)	(0.04)
Depreciation and amortization expense (2)	(0.00)	(0.00)	(0.01)	(0.01)
Impairment of goodwill (3)	—	—	—	(0.00)

Net income per share – basic	$0.68	$0.22	$1.28	$0.40

Adjusted net income per share – diluted	$0.69	$0.23	$1.29	$0.43
Share-based compensation expense (1)	(0.04)	(0.02)	(0.06)	(0.04)
Depreciation and amortization expense (2)	(0.00)	(0.00)	(0.01)	(0.00)
Impairment of goodwill (3)

Net income per share – diluted	$0.65	$0.21	$1.23	$0.38

Net income per share – basic and diluted may not foot due to rounding.

Use of Non-GAAP Financial Measures

Our “non-GAAP adjusted net income” excludes the following items from GAAP net income:

1.	Share-based compensation expense.

2.	Depreciation and amortization expense

3.	Impairment of goodwill related to the write-off of goodwill associated with an acquisition transaction completed in 1999.

Questcor Pharmaceuticals, Inc.

Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,662	$88,469
Short-term investments	78,022	121,680

Total cash, cash equivalents and short-term investments	114,684	210,149
Accounts receivable, net of allowances for doubtful accounts of $0 at June 30, 2012 and December 31, 2011	46,674	27,801
Inventories, net of allowances of $0 at June 30, 2012 and December 31, 2011	6,417	5,226
Prepaid income taxes	3,992	6,940
Prepaid expenses and other current assets	3,010	3,391
Deferred tax assets	11,859	12,093

Total current assets	186,636	265,600
Property and equipment, net	2,045	1,970
Purchased technology, net	2,629	2,778
Deposits and other assets	57	56
Deferred tax assets	5,404	5,404

Total assets	$196,771	$275,808

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,283	$5,503
Accrued compensation	11,484	11,590
Sales-related reserves	38,724	34,119
Other accrued liabilities	6,444	4,509

Total current liabilities	68,935	55,721
Lease termination, deferred rent and other non-current liabilities	40	261

Total liabilities	68,975	55,982

Shareholders’ equity:
Preferred stock, no par value, 5,334,285 shares authorized; none outstanding	—	—
Common stock, no par value, 105,000,000 shares authorized, 59,671,666 and 63,645,781 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	21,974	94,976
Retained earnings	105,781	124,886
Accumulated other comprehensive income	41	(36)

Total shareholders’ equity	127,796	219,826

Total liabilities and shareholders’ equity	$196,771	$275,808

Questcor Pharmaceuticals, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2012	2011
OPERATING ACTIVITIES
Net income	$80,048	$25,098
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	6,014	3,528
Deferred income taxes	234	180
Amortization of investments	928	376
Depreciation and amortization	612	471
Impairment of goodwill	—	299
Loss on disposal of property and equipment	10	11
Changes in operating assets and liabilities:
Accounts receivable	(18,873)	(12,586)
Inventories	(1,191)	(272)
Prepaid income taxes	2,948	(1,000)
Prepaid expenses and other current assets	381	372
Accounts payable	6,780	(1,089)
Accrued compensation	(106)	1,112
Sales-related reserves	4,605	5,555
Other accrued liabilities	1,935	(387)
Other non-current liabilities	(221)	(163)

Net cash flows provided by operating activities	84,104	21,505

INVESTING ACTIVITIES
Purchase of property and equipment	(548)	(1,393)
Purchase of short-term investments	(96,631)	(53,859)
Proceeds from maturities of short-term investments	139,438	62,960
Deposits and other assets	(1)	6

Net cash flows provided by investing activities	42,258	7,714

FINANCING ACTIVITIES
Income tax benefit realized from share-based compensation plans	4,261	3,735
Issuance of common stock, net	2,663	2,268
Repurchase of common stock	(185,093)	(11,453)

Net cash flows used in financing activities	(178,169)	(5,450)

(Decrease) increase in cash and cash equivalents	(51,807)	23,769
Cash and cash equivalents at beginning of period	88,469	41,508

Cash and cash equivalents at end of period	$36,662	$65,277

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$12	$7

Cash paid for income taxes	$31,285	$3,120